Exhibit 10.30

GARDEN LEAVE AND GENERAL RELEASE AGREEMENT
Kaman Corporation, on behalf of itself, its parent corporation, affiliates, subsidiaries, divisions, and each of their successors and assigns (the “Company”) and Paul M. Villani, on behalf of himself, his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Employee”), enter into this Garden Leave and General Release Agreement (“Agreement”) and agree that:
1.Separation Date, Garden Leave and Resignation from Officer Positions. Provided that Employee timely signs this Agreement and does not revoke same, and complies with all of its terms, the Company agrees that:

(a)
Employee’s last day of full-time, active employment with the Company shall be on October 31, 2019 (“Transition Date”). However, Employee shall remain employed with the Company through January 2, 2020, under the conditions set forth herein, or such earlier date as the parties shall mutually agree upon as detailed in subparagraph 1(e) (“Separation Date”).

(b)
Commencing on the Transition Date, and continuing through the Separation Date, Employee shall remain employed by Company on a “garden leave” (the “Garden Leave”), during which Employee is not required to report to work or to perform day-to-day duties for the Company.

(c)	Employee will report directly to the Chief Human Resources Officer of Kaman Corporation throughout the Garden Leave period.

(d)
During the Garden Leave, Employee may search for alternative employment and hold himself out to prospective employers as a current employee of the Company, provided that he is not authorized to act on behalf of, bind or otherwise take any action on behalf of the Company. Employee shall make himself reasonably available to assist the Company with transitioning his duties, cooperating with respect to any claims, lawsuits or government investigations or inquiries, assisting with special projects, and responding to inquiries from the Company or its agents.

(e)
Prior to January 2, 2020, at Employee’s election and subject to the prior approval of the Company, Employee may commence employment with another employer, provided such employment does not otherwise violate this Agreement including Paragraph 8 on Non-Disclosure of Confidential Information and Paragraph 9 on Non-Solicitation. Such commencement of work for another employer shall terminate the Garden Leave and shall be the Separation Date of this Agreement.

(f)
Effective on the Transition Date Employee shall and hereby does relinquish and resign from, any and all offices, directorships, trusteeships, committee memberships or fiduciary capacities and positions held with or on behalf of the Company, its parent corporation, affiliates, subsidiaries, divisions and the like. Employee agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, and does hereby irrevocably appoint the General Counsel of Kaman Corporation to be

Employee’s attorney-in-fact to execute any documents and do anything in Employee’s name to effect such resignations.

2.Consideration.

(a)
In addition to the Garden Leave described in Paragraph 1, in consideration for and subject to Employee (1) timely signing this Agreement, (2) not revoking this Agreement, (3) complying with the terms of this Agreement, (4) timely signing the Reaffirmation Agreement attached as Exhibit A within forty five (45) days following the Separation Date, (5) not revoking such Reaffirmation Agreement, and (6) complying with terms of such Reaffirmation Agreement (the foregoing covenants 2(a)(1), 2(a)(2), 2(a)(3), 2(a)(4), 2(a)(5) and 2(a)(6) are referred to throughout this Agreement collectively as, the “Employee Covenants”), Company will provide the following compensation and benefits to the Employee:

i.
The Company shall pay Employee the amount of $324,408 (inclusive of auto allowance), less applicable withholdings (“Separation Pay”). The Separation Pay shall be paid in the following manner: standard monthly payments of $27,034 (inclusive of auto allowance), less applicable withholding and standard benefit deductions, in accordance with the Company’s regular payroll practices during the Garden Leave, commencing the next payroll date after the Transition Date and continuing through the Separation Date. The balance of the Separation Pay will be paid in ten (10) equal monthly installments of $27,034 each, less applicable withholding, commencing on or about January 31, 2020 and ending on or about October 31, 2020.

ii.
During the Garden Leave until the Separation Date, and except as described herein, Employee shall be eligible to participate in or receive benefits under any employee benefit plan generally made available by the Company to employees in accordance with the eligibility requirements of such plans and subject to the terms and conditions set forth in such plans.

iii.
Commencing upon the Separation Date and continuing through October 31, 2020, the Company will pay the premiums for medical coverage elected by Employee under COBRA, subject to and provided that the Employee elects such COBRA coverage within sixty (60) days following the Separation Date.

iv.
Employee shall be eligible for an annual cash incentive award for the 2019 performance year under the Kaman Corporation Annual Cash Incentive Plan, payable at the time and upon such terms that annual cash incentive awards are paid to other senior executives.

v.	Employee shall be eligible for participation in the Company’s Deferred Compensation Plan for the entire 2019 calendar year.

vi.
Employee shall be eligible for 2017 - 2019 Long Term Incentive Awards for the full 2019 calendar year upon approval of the Company’s Board of Directors at its meeting scheduled for June 2020 and shall receive his pro-rated share of Long Term Incentive Awards for that portion of the following Long Term Incentive Award performance periods during which he was actively employed: performance period 2018 through 2020, and performance period 2019 through 2021.

(b)
As further consideration for and subject to Employee’s full compliance with the Employee Covenants, the Company shall request the Kaman Board of Directors to vest upon the Separation Date all of the Employee’s then unvested restricted stock awards and unvested non-statutory stock options. Such request will be made to the Company’s Board of Directors at its meeting scheduled for November 2019 with respect to all unvested equity awards existing at that time.

(c)	Employee and the Company agree that Employee shall not be eligible to receive an annual cash incentive award under the Kaman Corporation Annual Cash Incentive Plan for the year 2020.

(d)
Employee shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by him to any federal, state, local or regional taxing authority as a result of any consideration that Employee receives under this Agreement. Employee and the Company agree that the Company shall withhold federal, state and municipal taxes from payments made to Employee under this Agreement, as required by applicable law.

(e)	In the event that Employee dies prior to the Separation Date, the consideration provided for in this Paragraph 2 and its subparagraphs shall become due and payable to Employee’s estate.

3.	No Consideration Absent Execution of this Agreement.

Employee understands and agrees that Employee would not receive the monies and/or benefits specified in paragraphs 1 and 2 above, except for Employee’s timely execution, and non-revocation, of this Agreement and, as applicable, the Reaffirmation Agreement, and the fulfillment of the promises contained herein. Employee further acknowledges no entitlement to any additional payment or consideration not specifically referenced herein, including that Employee is not eligible for equity plan awards for 2020 and Employee is not eligible for a cash incentive award for 2020, all as described in Section 2 above; provided, however, that without regard to Employee’s timely execution and non-revocation of this Agreement and the Reaffirmation Agreement, Employee will be paid for all accrued but unused vacation days through his Separation Date not later than the next payroll date after the Separation Date.

4.General Release, Claims Not Released and Related Provisions.

(a)
General Release of Claims. In exchange for the consideration provided in this Agreement and except as provided herein, the Employee and the Employee’s heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and each of their current and former employees, attorneys, officers, directors, shareholders and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries, in their corporate and individual capacities (collectively, the “Releasees”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Agreement, including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

i.
any and all claims under Title VII of the Civil Rights Act of 1964, as amended, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended (with respect to unvested benefits), the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Occupational Safety and Health Act, as amended, to the extent permitted by law, the Fair Credit Reporting Act, as amended, the Sarbanes-Oxley Act, to the extent permitted by law, the Dodd-Frank Wall-Street Reform and Consumer Protection Act, to the extent permitted by law, the Family and Medical Leave Act of 1993, as amended, the Equal Pay Act of 1963, as amended, and the Genetic Information Nondiscrimination Act of 2008 (“GINA”), as amended;

ii.
any state, local, municipal, foreign or other law, rule, regulation, code, ordinance or other source of legal rights that may be legally waived and released, including but not limited to the Connecticut Human Rights and Opportunities Act, which includes the Connecticut Fair Employment Practices Act, the Connecticut Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers Compensation Claim, the Connecticut Equal Pay Law, the Connecticut Family and Medical Leave Law, the Connecticut Whistleblower Law, the Connecticut Age Discrimination and Employee Benefits Law, the Connecticut Electronic Monitoring of Employees Law, the Connecticut Wage Laws, the Connecticut OSHA, the Connecticut Reproductive Hazards Law, the Connecticut AIDS Testing

and Confidentiality Law, the Connecticut Statutory Provision Regarding Protection of Social Security Numbers and Personal Information, the Connecticut Statutory Provision Regarding Concerning Consumer Privacy and Identity Theft, the Connecticut Paid Sick Leave law, the Connecticut Wage laws, the Connecticut Drug Testing law, the Connecticut Whistleblower law, the Connecticut Free Speech law, the Connecticut Electronic Monitoring of Employees law, and the Connecticut law preventing the use of credit scores by certain employers in hiring decisions;

iii.	any and all claims under any public policy, contract (oral or written, express or implied), tort or common law;

iv.	any and all claims under any statute, common law, agreement or other basis for seeking or recovering any costs, fees or other expenses, including but not limited to attorneys’ fees and/or costs;

v.
any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

vi.
any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

vii.
any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs, and disbursements.

(b)
Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the date of Employee’s execution of this Agreement arising under the Age Discrimination in Employment Act (“ADEA”), as amended, and its implementing regulations. By signing this Agreement, Employee hereby acknowledges and confirms that:

i.	Employee has read this Agreement in its entirety and understands all of its terms;

ii.	by this Agreement, Employee has been advised in writing of the right to consult with an attorney of Employee’s choosing before executing this Agreement;

iii.	Employee knowingly, freely, and voluntarily assents to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

iv.	Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled;

v.
Employee was given at least forty-five (45) days to consider the terms of this Agreement and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 45-day period;

vi.
Employee understands that he has seven (7) days from signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to Gregory T. Troy, Senior Vice President & Chief Human Resources Officer, Kaman Corporation, 1332 Blue Hills Drive, Bloomfield, CT 06002 by email to Greg.Troy@kaman.com or by overnight delivery before the end of such seven-day period;

vii.	Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after Employee signs this Agreement; and

viii.this Agreement shall not become effective until the eighth (8th) day after Employee and the Company sign, without revoking, this Agreement (the “Effective Date”). No payment due to Employee under this Agreement shall be made or begin before the Effective Date.

(c)
Claims Not Released. Nothing in this Agreement, including the general release and waiver of claims, excludes, and Employee does not waive, release, or discharge: (1) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although Employee waives any right to monetary relief related to such a charge or administrative complaint to the extent permitted by applicable law; (2) claims which cannot be waived by law, such as but not limited to claims for unemployment benefit rights and workers’ compensation; (3) indemnification rights Employee has against the Company; and (4) any rights to vested benefits, such as pension, retirement, equity, or welfare benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

(d)
Permitted Disclosures. Nothing in this Agreement prohibits or prevents Employee from filing a charge with, or participating, testifying, or assisting in, any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency, nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies.

Nothing in this Agreement prohibits or restricts Employee (or Employee’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other securities regulatory agency or self-regulatory authority, the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Occupational Safety and Health Administration (OSHA), or any other federal or state regulatory authority (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies without notice to the Employer. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies.
Nothing in this Agreement in any way prohibits or is intended to restrict or impede Employee from discussing the terms and conditions of his employment with co-workers or exercising protected rights under Section 7 of the National Labor Relations Act or exercising protected rights to the extent that such rights cannot be waived by agreement, or otherwise disclosing information as permitted by law.

(e)	Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(1) Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
(2) If Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

(f)
Collective/Class Action Waiver. If any claim is not subject to release and to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.

(g)
Unemployment Benefits. If the Employee applies for unemployment benefits after the Separation Date, the Company shall not actively contest it. However, the Company will respond truthfully, completely, and timely to any inquiries by the applicable unemployment commission concerning the termination of Employee’s employment.

5.Acknowledgments and Affirmations. Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against Releasees.

Employee also affirms that, except as expressly provided herein, Employee has been paid and/or has received all compensation, wages, bonuses, severance, commissions, incentive compensation and/or benefits that are due and payable to Employee under the terms of any agreement, policy, practice, program or plan.
Employee affirms that Employee has been granted all leaves to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Employee further affirms that Employee has no known workplace injuries or occupational diseases.
Employee also affirms that Employee has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies, any agreement signed by Employee, including, if applicable, any proprietary information and inventions agreement, which is expressly incorporated herein by reference, and/or common law.
Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud.
Employee affirms that all of the Company’s decisions regarding Employee’s pay and benefits through the Transition Date were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.
Employee agrees that, after the Transition Date, he will not represent himself as being an employee, officer, attorney, agent or representative of the Company for any purpose. Without limiting the foregoing, Employee specifically agrees to update any and all social media accounts the Employee accesses, uses or maintains to reflect the fact that the Employee is no longer employed by the Company within sixty (60) days of the Transition Date. For purposes of this paragraph, social media accounts include but are not limited to Facebook, LinkedIn, Twitter and Four Square.
6.Acknowledgement. Employee understands that the nature of Employee’s position has provided Employee with access to and knowledge of Confidential Information, and has placed Employee in a position of trust and confidence with Company. Employee understands and acknowledges that the intellectual services Employee provided to Company are unique, special or extraordinary. Employee further understands and acknowledges that Company’s ability to reserve these for the exclusive knowledge and use of Company is of great competitive importance and commercial value to Company, and that improper use or disclosure by Employee is likely to result in unfair or unlawful competitive activity.

7.Confidential Information.

(a)
Employee understands and acknowledges that during the course of Employee’s employment by the Company, Employee has had access to and learned about confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to Company, Company’s businesses and Company’s existing and prospective customers, suppliers, investors and other associated third parties (“Confidential Information”). Employee further understands and acknowledges that this Confidential Information and Company’s ability to reserve it for Company’s exclusive knowledge and use is of great competitive importance and commercial value to Company, and that any improper use or disclosure of the Confidential Information by Employee might cause Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

(b)
For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, specifications, customer information, customer lists, distributor lists, and buyer lists of Company, of Company’s businesses or of any existing or prospective customer, supplier, investor or other associated third party of Company, or of any other person or entity that has entrusted information to Company in confidence.

(c)
Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

(d)
Employee understands and agrees that Confidential Information developed by Employee in the course of Employee’s employment with Company shall be subject to the terms and conditions of this Agreement as if Company furnished the same Confidential Information to Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to Employee, provided that such disclosure is through no direct or indirect fault of Employee or any person(s) acting on Employee’s behalf.

8.	Agreement and Covenants for Non-Disclosure of Confidential Information.

(a)
Employee agrees and covenants: (1) to treat all Confidential Information as strictly confidential; (2) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever, including other employees of Company who do not have a need to know and authority to know and use the Confidential Information in connection with the business of Company and, in any event, not to anyone outside of the direct employ of Company except as required in the performance of any of Employee’s remaining authorized employment duties to Company and only with the prior consent of an authorized officer acting on behalf of Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (3) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of Company, except as required in the performance of any of Employee’s remaining authorized employment duties to Company or with the prior consent of an authorized officer acting on behalf of Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. Employee shall promptly provide written notice of any such order to an authorized officer of Company.

(b)
Employee understands and acknowledges that Employee’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately and shall continue during and after Employee’s employment by Company until such time as such Confidential Information has become public knowledge other than as a result of Employee’s breach of this Agreement or breach by those acting in concert with Employee or on Employee’s behalf.

9.Non-Solicitation. In recognition of the consideration provided for in this Agreement, and the Confidential Information the Employee had access to during and as a result of his employment with the Company, during the Garden Leave and for a period of twenty four (24) months following the Separation Date, the Employee agrees and covenants not to directly or indirectly solicit, hire, or recruit, or induce the termination of employment of, any person employed by the Company or its affiliates.

10.Confidentiality of Agreement. Employee agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement including the dollar amounts herein, except to his spouse or civil union partner (if applicable), tax advisor, financial consultant and/or an attorney with whom he chooses to consult regarding his consideration of this Agreement or pursuant to court order, subpoena or as otherwise required by law. Employee represents that he has instructed or will instruct his spouse or civil union partner (if applicable), tax advisor, financial consultant and/or an attorney to keep the dollar amounts, all the terms of this Agreement, in strictest confidence and to not disclose them to anyone.

11.Return of Property.

(a)
Except as otherwise provided for in this Agreement, Employee agrees that he will return all of the Company’s property, documents, and/or any Confidential Information in his possession or control, including his Company-issued computer software, manuals, hotspot device(s), tokens, keys, badge(s) and credit card(s), no later than the Separation Date.

(b)
Employee is permitted to retain his Company-issued cellular phone or mobile device (individually and collectively, “Devices”) after the Separation Date, provided Employee: (i) promptly obtains his own personal cellular and data service coverage for the Devices; (ii) is solely responsible for any and all transfer, termination, activation, taxes and on-going carrier service expenses related to the Devices; (iii) permanently deletes all data and information on the Devices related to the Company and its affiliates, including all Confidential Information, included but not limited to, as related to the business operations, employees, customers or suppliers of the Company and its affiliates; and (iv) presents the Devices to the Kaman Corporate Information Technologies Department prior to the Separation Date for inspection and deletion of all Company-owned, leased or licensed operating systems and software.

(c)	Nothing in this Paragraph will prevent Employee from retaining any documents in Employee’s possession or control concerning Employee’s employee benefits and/or Employee’s compensation.

(d)
Immediately upon Employee’s execution of this Agreement or at any other time requested by Company, Employee also agrees to delete any Confidential Information from any computer hard drive or computer system within Employee’s possession or control that is not located on Company’s premises.

(e)	Employee affirms that he is in possession of all of his property that he had at the Company’s premises and that the Company is not in possession of any of his property.

12.Nondisparagement.

(a)
Employee agrees not to at any time in any way maliciously disparage or defame the Releasees in any forum, including to the media. In the event Employee violates this provision, the Company has the right to institute an action for any damages plus the reimbursement of attorneys’ fees and costs incurred in connection with the enforcement of this provision. It is understood that the rest of this Agreement would, nevertheless, remain in full force and effect.

(b)
The Company agrees: (i) that Company, its parent, subsidiaries and affiliates will not at any time or in any way issue any statements or press releases disparaging or defaming Employee; (ii) to instruct management-level employees and senior executive employees of the Company, its parent, subsidiaries and affiliates not to disparage or defame Employee; and (iii) that management-level employees and senior executive employees of the Company, its parent, subsidiaries and affiliates will not disparage or defame Employee. In the event of a violation of this provision, Employee has the right to institute an action for any damages plus the reimbursement of attorneys’ fees and costs incurred in connection with the enforcement of this provision. It is understood that the rest of this Agreement would, nevertheless, remain in full force and effect.

13.Reformation and Severability. In the event that any provision of this Agreement is held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity, or enforceability of such provision in any other jurisdiction. Regardless of the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable, in such jurisdiction, it shall as to such jurisdiction be either automatically deemed to be so narrowly drawn, or any court of competent jurisdiction is hereby authorized to redraw it in that manner, without invalidating the remaining provisions of this Agreement in any other jurisdiction.

14.No Waiver. Waiver by the Company of any breach of this Agreement shall not constitute a waiver of any succeeding breach or a modification or waiver of the particular provision(s) so breached.

15.Equitable Remedies. Employee acknowledges that the restrictions contained in this Agreement are necessary to protect trade secrets and to protect the business and goodwill of the Company and its affiliates and are considered to be reasonable for such purposes. Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage that is difficult to measure. Therefore, in the event of any breach or threatened breach, Employee agree that the Company, in addition to such other remedies which may be available, shall have the right to seek an injunction from a court, without bond, restraining such a breach or threatened breach and the right to specific performance.

16.Attorneys’ Fees. If Employee is found to have breached any obligation in this Agreement, Employee will pay the Company, in addition to any damages that may be awarded by the Court, reasonable attorneys’ fees incurred by the Company to establish that breach, and otherwise to enforce this Agreement.

17.Governing Law, Interpretation and Jurisdiction. This Agreement shall be governed and conformed in accordance with the laws of the State of Connecticut without regard to its conflict of laws provision and the parties agree that the courts of the State of Connecticut shall be the exclusive forum for any disputes between Employee and the Company. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

18.Cooperation. Employee agrees to cooperate reasonably and in good faith with the Company, including meeting with the Company, its attorneys or agents, to respond to business inquiries and/or in connection with any legal proceeding or government investigation and to provide truthful testimony if any subpoena, court or government agency asks for Employee’s assistance. If Employee receives a subpoena or request from any government agency in any matter about the Company, Employee agrees to notify the Company in writing of that subpoena or request within ten days of receiving it, unless otherwise prohibited by law. The Company shall reimburse Employee for any expenses incurred in providing services or assistance under this paragraph.

19.Non-admission of Wrongdoing. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.

20.Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement.

21.Assignment. To the extent permitted by state law, the Company may assign this Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. The Employee shall not assign this Agreement or any part hereof. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

22.Entire Agreement. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties; provided, however, that this Agreement is intended to supplement, and not supersede, any signed written agreements entered into by

Employment during Employee’s employment with the Company regarding the protection of trade secrets and confidential information., Employee acknowledges that Employee has not relied on any representations, promises, understandings, course of conduct or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for those set forth in this Agreement.

23.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO FORTY FIVE (45) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT. IF EMPLOYEE SIGNS THE AGREEMENT, HE MUST PERSONALLY DELIVER THE SIGNED AGREEMENT TO GREGORY T. TROY, SENIOR VICE PRESIDENT AND CHIEF HUMAN RESOURCES OFFICER, KAMAN CORPORATION, 1332 BLUE HILLS AVENUE, BLOOMFIELD, CONNECTICUT 06002.
EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO GREGORY T. TROY AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO GREGORY T. TROY, SENIOR VICE PRESIDENT AND CHIEF HUMAN RESOURCES OFFICER, KAMAN CORPORATION, 1332 BLUE HILLS AVENUE, BLOOMFIELD, CONNECTICUT 06002 AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT. THIS AGREEMENT SHALL BECOME FINAL AND BINDING ON THE EIGHTH (8TH) DAY FOLLOWING EMPLOYEE’S EXECUTION PROVIDED EMPLOYEE HAS NOT REVOKED SAME (THE “EFFECTIVE DATE”).
EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO FORTY FIVE (45) CALENDAR DAY CONSIDERATION PERIOD.
EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

The Parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

Kaman Corporation
By: /s/ Paul M. Villani	By: /s/ Gregory T. Troy
Paul M. Villani	Gregory T. Troy SRVP Human Resources and CHRO
Dated: December 16, 2019	Dated: December 18, 2019

EXHIBIT A

REAFFIRMATION AGREEMENT (“Reaffirmation”)
This Reaffirmation Agreement (“Reaffirmation”) is made by and between Paul M. Villani (“Employee”) and Kaman Corporation, on behalf of itself, its parent corporation, affiliates, subsidiaries, divisions, and each of their successors and assigns (the “Company”) after Employee’s Separation Date. Employee reaffirms that certain Garden Leave and General Release Agreement (“Release Agreement”) between himself and the Company. Capitalized terms used in this Reaffirmation and not otherwise defined herein shall have the meaning ascribed thereto in the Release Agreement.
WHEREAS, the Company and Employee agreed to a Garden Leave and Separation process under which Employee concluded his employment with the Company pursuant to the Release Agreement to which this Reaffirmation was made Exhibit A thereto; and

WHEREAS, the Company and Employee further agreed to this Reaffirmation, which provides for certain consideration to be paid to Employee as described in the Release Agreement and which further sets forth an agreement regarding the Company’s and Employee’s rights and obligations with respect to each other following the Separation Date.

NOW THEREFORE, in consideration of the mutual covenants contained in this Reaffirmation, the Company and Employee agree as follows:

1.Separation Date. Employee’s Separation Date from the Company is January 2, 2020.

2.Consideration. In consideration for Employee’s agreement to be bound by the terms of this Reaffirmation, and his compliance with the promises made herein, the Company agrees that, following the Effective Date of this Reaffirmation (as defined), Company shall provide Employee with the consideration set forth in Paragraph 2(b) of the Agreement.

3.No Consideration Absent Execution of this Reaffirmation. Employee understands and agrees that he would not receive the consideration set forth in Paragraph 2(b) of the Agreement, except for his execution of this Reaffirmation and the fulfillment of the promises contained herein.

4.General Release of Claims. Specifically, and without limitations to the continuing enforceability of other provisions of such Agreement, in exchange and as a condition precedent to Employee’s receipt of the consideration set forth in Paragraph 2(b) of the Agreement, Employee and the Employee’s heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively referred to throughout the remainder of this Reaffirmation as, the “Releasors”) knowingly and voluntarily release and forever discharge the Company, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and each of their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Reaffirmation as “Releasees”), of and from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively referred to throughout the remainder of this Reaffirmation as “Claims”) known and unknown, asserted or unasserted, which Employee has or may have against Releasees as of the date of execution of this Reaffirmation, including, including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

a.
any and all claims under Title VII of the Civil Rights Act of 1964, as amended, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended (with respect to unvested benefits), the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Occupational Safety and Health Act, as amended, to the extent permitted by law, the Fair Credit Reporting Act, as amended, the Sarbanes-Oxley Act, to the extent permitted by law, the Dodd-Frank Wall-Street Reform and Consumer Protection Act, to the extent permitted by law, the Family and Medical Leave Act of 1993, as amended, the Equal Pay Act of 1963, as amended, and the Genetic Information Nondiscrimination Act of 2008 (“GINA”), as amended;

b.
any state, local, municipal, foreign or other law, rule, regulation, code, ordinance or other source of legal rights that may be legally waived and released, including but not limited to the Connecticut Human Rights and Opportunities Act, which includes the Connecticut Fair Employment Practices Act, the Connecticut Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers Compensation Claim, the Connecticut Equal Pay Law, the Connecticut Family and Medical Leave Law, the Connecticut Whistleblower Law, the Connecticut Age Discrimination and Employee Benefits Law, the Connecticut Electronic Monitoring of Employees Law, the Connecticut Wage Laws, the Connecticut OSHA, the Connecticut Reproductive Hazards Law, the Connecticut AIDS Testing and Confidentiality Law, the Connecticut Statutory Provision Regarding Protection of Social Security Numbers and Personal Information, the Connecticut Statutory Provision Regarding Concerning Consumer Privacy and Identity Theft, the Connecticut Paid Sick Leave law, the Connecticut Wage laws, the Connecticut Drug Testing law, the Connecticut Whistleblower law, the Connecticut Free Speech law, the Connecticut Electronic Monitoring of Employees law, and the Connecticut law preventing the use of credit scores by certain employers in hiring decisions;

c.	any and all claims under any public policy, contract (oral or written, express or implied), tort or common law;

d.	any and all claims under any statute, common law, agreement or other basis for seeking or recovering any costs, fees or other expenses, including but not limited to attorneys’ fees and/or costs;

e.
any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

f.
any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

g.
any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs, and disbursements.

5.Specific Release of ADEA Claims. In further consideration of the consideration provided to the Employee, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Reaffirmation arising under the Age Discrimination in Employment Act (“ADEA”), as amended, and its implementing regulations. By signing this Reaffirmation, the Employee hereby acknowledges and confirms that:

a.	Employee has read this Reaffirmation in its entirety and understands all of its terms;

b.	by this Reaffirmation, Employee has been advised in writing of the right to consult with an attorney of Employee’s choosing before executing this Reaffirmation;

c.
the Employee knowingly, freely, and voluntarily assents to all of the terms and conditions set out in this Reaffirmation including, without limitation, the waiver, release, and covenants contained in it;

d.
the Employee is executing this Reaffirmation, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

e.
the Employee was given at least forty five (45) days to consider the terms of this Reaffirmation and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired and changes to this Reaffirmation, whether material or immaterial, do not restart the running of the 45-day period;

f.
the Employee understands that he has seven (7) days from signing this Reaffirmation to revoke the release in this paragraph by delivering notice of revocation to Gregory T. Troy, Senior Vice President & Chief Human Resources Officer, Kaman Corporation, 1332 Blue Hills Drive, Bloomfield, CT 06002 by email to Greg.Troy@kaman.com or by overnight delivery before the end of such seven-day period;

g.	the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Reaffirmation; and

h.
this Reaffirmation shall not become effective until the eighth (8th) day after the Employee and the Company sign, without revoking, this Reaffirmation (referred to throughout the remainder of this Reaffirmation as the “Effective Date”). No payment due to the Employee under this Reaffirmation shall be made or begin before the Effective Date.

6.Claims Not Released. Nothing in this Reaffirmation, including the general release and waiver of claims, excludes, and Employee does not waive, release, or discharge: (a) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to such a charge or administrative complaint to the extent permitted by applicable law; (b) claims which cannot be waived by law, such as but not limited to claims for unemployment benefit rights and workers’ compensation; (c) indemnification rights the Employee has against the Company; and (d) any rights to vested benefits, such as pension, retirement, equity, or welfare benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

7.Permitted Disclosures. Nothing in this Reaffirmation prohibits or prevents Employee from filing a charge with, or participating, testifying, or assisting in, any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency, nor does anything in this Reaffirmation preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies.

Nothing in this Reaffirmation prohibits or restricts Employee (or Employee’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other securities regulatory agency or self-regulatory authority, the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Occupational Safety and Health Administration (OSHA), or any other federal or state regulatory authority (referred to throughout the remainder of this Reaffirmation as the “Government Agencies”). Employee further understands that this Reaffirmation does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies without notice to the Employer. This Reaffirmation does not limit Employee’s right to receive an award for information provided to any Government Agencies.

Nothing in this Reaffirmation in any way prohibits or is intended to restrict or impede Employee from discussing the terms and conditions of his employment with co-workers or exercising protected rights under Section 7 of the National Labor Relations Act or exercising protected rights to the extent that such rights cannot be waived by agreement, or otherwise disclosing information as permitted by law.

8.Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Reaffirmation:

a.
Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

b.
If Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

9.Collective/Class Action Waiver. If any claim is not subject to release and to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Reaffirmation is a party.

10.Acknowledgements and Affirmations.

a.
Employee is not waiving any rights he may have to Employee’s own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Reaffirmation; and (d) enforce this Reaffirmation.

b.
Nothing in this Reaffirmation prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.

c.
If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Reaffirmation is a party.

d.
Employee also affirms that, except as expressly provided herein, Employee has been paid and/or has received all compensation, wages, bonuses, severance, commissions, incentive compensation and/or benefits that are due and payable to Employee under the terms of any agreement, policy, practice, program or plan.

e.
Employee affirms that Employee has been granted all leaves to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Employee further affirms that Employee has no known workplace injuries or occupational diseases.

f.
Employee also affirms that Employee has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies, any agreement signed by Employee, including, if applicable, any proprietary information and inventions agreement, which is expressly incorporated herein by reference, and/or common law.

g.	Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud.

h.
Employee affirms that all of the Company’s decisions regarding Employee’s pay and benefits through the date of Employee’s Separation Date were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

i.
In the event that any paragraph or provision of this Reaffirmation shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this Reaffirmation and the entire Reaffirmation shall not fail on account thereof, but shall otherwise remain in full force and effect.

11.Entire Agreement. The Agreement, which is incorporated herein, and the Reaffirmation set forth the entire agreement between Employee and Company, and fully supersede any prior agreements or understandings between Employee and Company; provided, however, that this Reaffirmation is intended to supplement, and not supersede, any signed written agreements entered into by Employee during his employment with Company regarding the protection of trade secrets and confidential information. Employee acknowledges that Employee has not relied on any representations, promises, understandings, course of conduct or agreements of any kind made to Employee in connection with Employee’s decision to accept the Agreement and this Reaffirmation, except for those set forth in the Agreement and this Reaffirmation.

12.Counterparts. This Reaffirmation may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO FORTY FIVE (45) CALENDAR DAYS TO CONSIDER THIS REAFFIRMATION. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS REAFFIRMATION. IF EMPLOYEE SIGNS THE REAFFIRMATION, HE MUST PERSONALLY DELIVER THE SIGNED REAFFIRMATION TO GREGORY T. TROY, SENIOR VICE PRESIDENT AND CHIEF HUMAN RESOURCES OFFICER, KAMAN CORPORATION, 1332 BLUE HILLS AVENUE, BLOOMFIELD, CONNECTICUT 06002.
EMPLOYEE MAY REVOKE THIS REAFFIRMATION FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS REAFFIRMATION. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO GREGORY T. TROY AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR REAFFIRMATION.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO GREGORY T. TROY, SENIOR VICE PRESIDENT AND CHIEF HUMAN RESOURCES OFFICER, KAMAN CORPORATION, 1332 BLUE HILLS AVENUE, BLOOMFIELD, CONNECTICUT 06002 AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS REAFFIRMATION. THIS REAFFIRMATION SHALL BECOME FINAL AND BINDING ON THE EIGHTH (8TH) DAY FOLLOWING EMPLOYEE’S EXECUTION PROVIDED EMPLOYEE HAS NOT REVOKED SAME (THE “EFFECTIVE DATE”).
EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS REAFFIRMATION, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO FORTY FIVE (45) CALENDAR DAY CONSIDERATION PERIOD.
EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS REAFFIRMATION INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.
[Signature page follows]

The Parties knowingly and voluntarily sign this Reaffirmation as of the date(s) set forth below:

Kaman Corporation
By:	By:
Paul M. Villani	Gregory T. Troy SRVP Human Resources and CHRO
Dated: December 16, 2019	Dated: December 18, 2019

Note: To be signed and dated within 45 days after the Separation Date.